SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

		Filed by the Registrant	X
		Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
X	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Trend Fund
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SHAREHOLDER UPDATE

Fidelity® Trend Fund

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the fund and your investment(s). This information describes each proposal and asks for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

Your vote is important, no matter how large or small your holdings may be.

I am writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for December 19, 2001 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on December 19, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Telephone 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

3. Vote by Fax

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at

1-888-451-8683.

4. Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

[Fidelity logo]

Information on the Proxy Proposals

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

3. To elect a Board of Trustees.

4. To eliminate a fundamental investment policy of the fund.

5. To amend the fund's fundamental investment limitation concerning lending.

6. To amend the fund's fundamental investment limitation concerning underwriting.

What is Article VIII, Section 4 of the Declaration of Trust? (Proposal 1)

Section 4 of Article VIII allows shareholders to bring derivative action on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

The Trustees seek to ensure that they retain the ability to manage the affairs of the fund, including control of derivative actions that are brought on behalf of the fund. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligation to act with due care and in shareholders' interests.

Why is the fund proposing to adopt an amended and restated Declaration of Trust? (Proposal 2)

The proposal asks shareholders to approve an increase in the Board of Trustees from a maximum number of twelve to a maximum number of fourteen. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity funds. Additionally, the proposal asks shareholders to adopt an amended form of the Declaration of Trust (i.e., the fund's charter). The new Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust. It gives the Trustees more flexibility, and, subject to the applicable requirements of federal and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act with due care and in the interests of shareholders. Before utilizing any new flexibility that the new Declaration of Trust may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Adoption of the new Declaration of Trust will not result in any changes in the investment policies described in the fund's current prospectus.

What role does the Board play? (Proposal 3)

The Trustees oversee the investment policies of the fund. Members of the Board are experienced executives who have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities and fees, and review the fund's contracts with Fidelity and other service providers.

The Trustees have determined that the Board of Trustees should be expanded from a maximum of twelve to a maximum of fourteen and have fixed the number of Trustees at thirteen. If Proposal 2 is approved, the fixed number of Trustees receiving the highest number of votes will be elected to the Board. If Proposal 2 is not approved, those twelve nominees (not including Mr. Stavropoulos) receiving the highest number of votes cast, shall be elected.

Why is the fund proposing to eliminate a fundamental investment policy? (Proposal 4)

The primary purpose of the proposed amendment is to eliminate a fundamental investment policy of the fund in order to standardize the fund's investment disclosure in a manner consistent with other similar Fidelity funds. Currently, the fund's fundamental investment objective and fundamental investment policy read as follows, "The fund seeks growth of capital by investing in securities of well-known and established companies as well as smaller, less well-known companies." The proposal eliminates the second half of the sentence, "by investing in securities of well-known and established companies as well as smaller, less well-known companies." This change is not expected to have a material effect on the way the fund is managed. Eliminating this policy will allow the fund to more clearly communicate its investment policies and strategy.

Why is the fund proposing to amend the fundamental investment limitation concerning lending? (Proposal 5)

The primary purpose of the proposed amendment is to revise the fund's fundamental investment limitation concerning lending to conform to a limitation that is standard for similar types of funds managed by FMR. The proposed amendment clarifies that acquisitions of loans, loan participations or other debt instruments are not considered lending. Adoption of the proposed limitation is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the securities or instruments in which the fund invests. Please review the proxy statement for details on the fundamental investment limitation.

Why is the fund proposing to amend the fundamental investment limitation concerning underwriting? (Proposal 6)

The primary purpose of the proposed amendment is to revise the fund's fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR. The proposed amendment clarifies that the fund is not prohibited from investing in other investment companies, even if as a result of such investment, the fund is technically considered an underwriter under federal securities laws. Adoption of the proposed limitation is not expected to affect the way in which the fund is managed, the investment performance of the fund, or the securities or instruments in which the fund invests. Please review the proxy statement for details on the fundamental investment limitation.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is October 22, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope; or by touch-tone telephone using the toll-free number located on your proxy card. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."